Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—August 2003

Series	1996-C *	1998-A *
Deal Size	$271.50 MM	$600 MM
Expected Maturity	02/16/04	09/15/03

Yield	12.94%	19.66%
Less: Coupon	1.39%	2.11%
Servicing Fee	0.82%	0.75%
Net Credit Losses	5.06%	7.96%
Excess Spread:
August-03	5.67%	8.84%
July-03	5.91%	5.71%
June-03	6.85%	8.09%
Three month Average Excess Spread	6.14%	7.55%

Delinquency:
30 to 59 days	2.03%	2.03%
60 to 89 days	1.55%	1.55%
90 + days	3.44%	3.44%
Total	7.02%	7.02%

Payment Rate	13.67%	13.67%